EXHIBIT 32.1





                             AMERICAN SKIING COMPANY


                  SARBANES-OXLEY ACT SECTION 906 CERTIFICATIONS


         In connection with the Quarterly Report of American Skiing Company (the "Company") on Form 10-Q for the period ended October 26, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, William
J. Fair, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

          (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)  The information  contained in the Report fairly presents,  in all
               material  respects,   the  financial  condition  and  results  of
               operations of the Company.


Date:  December 10, 2003

                                         By:   /s/ William J. Fair
                                         --------------------------------
                                         William J. Fair
                                         President and Chief Executive Officer
                                         (Principal Executive Officer)






         This certification accompanies this Quarterly Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.